UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 30, 2010

CONSOL Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14901	51-0337383
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

CNX Center

1000 CONSOL Energy Drive

Canonsburg, Pennsylvania 15317

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (724) 485-4000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On April 30, 2010, CONSOL Energy Inc. (“CONSOL”) completed its acquisition (the “Acquisition”) of all of the issued and outstanding common stock of Dominion Exploration & Production, Inc., a Delaware corporation (the “DEPI Shares”); (ii) all of the issued and outstanding common stock of Dominion Reserves, Inc., a Virginia corporation (the “Reserves Shares”); and (iii) all right, title and interest owned and held by Dominion Transmission, Inc., a Delaware corporation (“DTI”) in and to certain interests in oil and gas properties, rights and related assets identified in the Purchase Agreement (as defined below), for approximately $3.475 billion in cash, pursuant to the terms and conditions of that previously announced and filed Purchase and Sale Agreement, by and between Dominion Resources, Inc., a Virginia corporation (“Dominion”), and its subsidiaries, DTI and Dominion Energy, Inc., a Virginia corporation, on the one hand, and CONSOL Energy Holdings LLC VI, a Delaware limited liability company and wholly-owned subsidiary of CONSOL, on the other hand, dated as of March 14, 2010 (the “Purchase Agreement). The DEPI Shares, the Reserve Shares and the other acquired interests and assets comprised Dominion’s Appalachian exploration and production business, except for certain assets located in natural gas storage fields.

The foregoing description of the Purchase Agreement is not complete and is subject to and qualified in its entirety by reference to the complete text of the Purchase Agreement, which is being filed as Exhibit 2.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of business acquired.

To the extent that any financial statements are required by this Item of this Form 8-K with respect to the Acquisition described in Item 2.01 hereof, such additional financial statements will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Current Report on Form 8-K was required to be filed pursuant to Item 2.01.

(b)	Pro forma financial information.

To the extent that any pro forma financial information is required by this Item of this Form 8-K with respect to the Acquisition described in Item 2.01 hereof, such additional pro forma financial information will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Current Report on Form 8-K was required to be filed pursuant to Item 2.01.

(d)	Exhibits.

The Purchase Agreement is being filed herewith solely to provide investors and security holders with information regarding its terms. It is not intended to be a source of financial, business or operational information about CONSOL or any of its subsidiaries or affiliates or the assets to be acquired. The representations, warranties and covenants contained in the Purchase Agreement are made solely for purposes of the agreement and are made as of specific dates; are solely for the benefit of the parties; may be subject to qualifications and limitations agreed upon by the parties in connection with negotiating the terms of the Purchase Agreement, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties instead of establishing matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or security holders. Investors and security holders should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of CONSOL or any of its subsidiaries or affiliates or the assets to be acquired. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.

Exhibit No.	Description

Exhibit 2.1	Purchase and Sale Agreement, dated as of March 14, 2010, by and among CONSOL Energy Holdings LLC VI, Dominion Resources, Inc., Dominion Transmission, Inc. and Dominion Energy, Inc. incorporated by reference to Exhibit 2.1 to Form 8-K filed on March 16, 2010. Schedules to the Purchase Agreement identified in the Table of Contents to the Purchase Agreement are not being filed but will be furnished supplementally to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOL ENERGY INC.

By:	/s/ P. Jerome Richey
P. Jerome Richey
Executive Vice President Corporate Affairs, Chief
Legal Officer & Secretary

Dated: May 6, 2010

Exhibit Index

Exhibit No.	Description

Exhibit 2.1	Purchase and Sale Agreement, dated as of March 14, 2010, by and among CONSOL Energy Holdings LLC VI, Dominion Resources, Inc., Dominion Transmission, Inc. and Dominion Energy, Inc. incorporated by reference to Exhibit 2.1 to Form 8-K filed on March 16, 2010. Schedules to the Purchase Agreement identified in the Table of Contents to the Purchase Agreement are not being filed but will be furnished supplementally to the Securities and Exchange Commission upon request.